UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 29, 2008

Star Buffet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6054	84-1430786
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1312 N. Scottsdale Road
Scottsdale, AZ 85257	84115
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(480) 425-0397

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 29, 2008, Star Buffet, Inc. amended its Senior Secured Credit Facility (“Facility”) with Wells Fargo Bank N.A., increasing the term loan principal from $7,000,000 to $8,000,000. The increase in the Facility was used to fund the acquisition of four Barnhill’s Buffet restaurants as described below under Item 2.01.  The Facility is guaranteed by Star Buffet’s subsidiaries and bears interest, at the Company’s option, at Wells Fargo’s base rate plus 0.25% or at LIBOR plus 2.00%.  The Facility is secured by a first priority perfected lien on all of the Company’s assets, except for those assets that are currently pledged as security for existing obligations, in which case Wells Fargo will have a second priority lien.

The term loan matures on January 31, 2012 and provides for principal to be amortized at $175,000 per quarter for the initial six quarters; $225,000 for the next nine quarters; with any remaining  balance due at maturity.  Interest is payable monthly.  A $2,000,000 revolving line of credit matures on January 31, 2012.  Interest on the revolver is payable monthly.  As of March 6, 2008, no balance was outstanding on the revolving line of credit.

The Facility contains a number of covenants and restrictions, including requirements to meet certain financial ratios and limitations with respect to the Company’s ability to make capital expenditures or to pay dividends.  As of the date of this report on Form 8-K, the Company was in compliance with all of such requirements.  The Company is required to obtain interest rate protection through an interest rate swap or cap arrangement with respect to not less than 50% of the term loan amount.  There is a 0.50% fee for the unused portion of the revolving line of credit and the Company has agreed to maintain its principal cash management services with Wells Fargo.  In connection with the Facility, Wells Fargo was granted 42,440 shares of the Company’s restricted common stock.

The Facility can be prepaid in whole or part without penalty.  Furthermore, certain provisions of the Facility require the Company to remit proceeds from asset dispositions, issuance of debt or equity, insurance proceeds, tax refunds and fifty percent (50%) of excess cashflow (as defined) to reduce the principal amount of the term loan and, thereafter, the revolving line of credit.  Under terms of the Facility, the Company is permitted to pay an annual dividend.  However, restrictions imposed under terms of the Facility may adversely impact the Company’s ability to pay an annual dividend as the Company has historically relied on multiple sources of cash to fund the dividend.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

                On February 29, 2008, Starlite Holdings, Inc., a wholly-owned subsidiary of Star Buffet, Inc. (collectively, the “Company”) acquired certain assets and facility leases for four Barnhill’s Buffet restaurants from Barnhill’s Buffet, Inc. (“Barnhill’s”) for a purchase price of approximately $1,075,000.  Barnhill’s is currently in a Chapter 11 bankruptcy proceeding in the U.S. Bankruptcy Court of the Middle District of Tennessee and the acquisition was approved by the court.  The acquired restaurants are located in Florida (2) and Mississippi (2).  In connection with the acquisition, the Company acquired rights to the use of the Barnhill’s name and related intellectual property.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of businesses acquired.

Any financial statements with respect to the acquired Barnhill’s Buffet restaurants required to be filed in connection with the transaction described in Item 2.01 above will be filed by amendment to this Form 8-K not later than 71 days following the date this Form 8-K was required to be filed.

(b)           Pro forma financial information.

The pro forma financial information required to be filed in connection with the transaction described in Item 2.01 above will be filed by amendment to this Form 8-K not later than 71 days following the date this Form 8-K was required to be filed.

(d)                                 Exhibits.

Copies of the governing agreement with Wells Fargo Bank N. A. and the Asset Purchase Agreement with Barnhill’s Buffet, Inc. will be filed as exhibits to the report on Form 10-K due to be filed by Star Buffet, Inc. on or before April 28, 2008.

Exhibit Number	Title of Document	Location

99.1	Press Release, dated March 3, 2008, issued by Star Buffet, Inc.	Attached

SIGNATURES

                Pursuant to the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2008	STAR BUFFET, INC.

	By	/s/ Robert E. Wheaton
Robert E. Wheaton
Chairman of the Board,
President, Chief Executive Officer
(Principal Executive Officer)